Exhibit 99.2

TTM Announces Proposed Offering of $500 Million of Senior Notes Due 2029

SANTA ANA, Calif., Feb. 23, 2021 (GLOBE NEWSWIRE) — TTM Technologies, Inc. (NASDAQ:TTMI) (“TTM”) announced today that it intends to offer, subject to market and other customary conditions, $500 million in aggregate principal amount of senior notes due 2029 (the “Notes”) in a private offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be senior unsecured obligations of TTM and will be guaranteed by TTM’s subsidiaries that guarantee its obligations under its term loan due September 2024 and its U.S. asset-based revolving credit facility (the “U.S. ABL Facility”), subject to certain exceptions.

TTM intends to use the net proceeds from the offering of the Notes to (i) purchase any and all of TTM’s outstanding $375 million aggregate principal amount of 5.625% Senior Notes due 2025 (the “Existing Notes”) that are validly tendered and accepted for payment pursuant to TTM’s previously announced cash tender offer for any and all of the Existing Notes (the “Tender Offer”), (ii) redeem in full any remaining Existing Notes following the consummation or termination of the Tender Offer, (iii) repay the full amount outstanding under the U.S. ABL Facility (but not terminate the commitments thereunder) and (iv) pay related premiums, fees and expenses.

The Notes and the related guarantees are being offered solely to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act or outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any Notes, nor shall there be any sales of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This press release is being issued pursuant to, and in accordance with, Rule 135c under the Securities Act. This press release is not an offer to purchase or the solicitation of an offer to sell any of the Existing Notes. The Tender Offer referenced herein is being made only by and pursuant to the terms of the applicable Offer to Purchase and Consent Solicitation Statement. The statements in this press release with respect to the redemption of the Existing Notes do not constitute a notice of redemption under the indenture governing the Existing Notes. Any such notice has or will be sent to holders of Existing Notes only in accordance with the provisions of such indenture.

Forward-looking Statements

This release contains forward-looking statements that relate to future events. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. Statements related to, among other things, the consummation of the offering of the Notes, the terms, timing and consummation of the Tender Offer and any redemptions of the Existing Notes, and potential changes in market conditions constitute forward-looking statements. For a description of additional factors that may cause TTM’s actual results, performance or expectations to differ from any forward-looking statements, please review the information set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of TTM’s public reports filed with the Securities and Exchange Commission.

About TTM

TTM Technologies, Inc. is a leading global printed circuit board manufacturer, focusing on quick-turn and volume production of technologically advanced PCBs and backplane assemblies as well as a global designer and manufacturer of high-frequency radio frequency (RF) and microwave components and assemblies. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market.

Contact:

Sameer Desai,

Senior Director, Corporate

Development & Investor Relations

sameer.desai@ttmtech.com

714-327-3050